UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 Westwood Blvd., Box 801 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(704) 971-8400
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sionix Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 21, 2012 the Company entered into a Water Treatment Agreement with McFall Incorporated, a Carnation, WA-based construction and logistics firm (“McFall”) operating in the Williston Basin. Under the agreement, Sionix will deploy one of its Mobile Water Treatment Systems ("MWTS") to various locations in the Williston Basin to decontaminate water emitted from drilling operations.

The term of the agreement is for a period of 5 years from the original date of execution and will automatically renew for successive one-year periods thereafter unless either party terminates the agreement 90 days prior to the end of the original term or renewal term.  Under the agreement, Sionix will be paid not less than $8.00 per barrel and not more than $30.00 per barrel for water treated; with the actual amount dependent upon the site specific chemical, hydrological and geographical conditions.  Sionix will issue invoices weekly to McFall for water treated, and anticipates receiving payment within 90 days from the date of each invoice.

McFall agreed to provide Sionix with water samples from each new location before Sionix moves its MWTS into any new location.  Each drilling cycle is expected to take approximately 25 days.  Once a drilling cycle is completed, McFall will be relocate the MWTS to the next selected and tested drilling location as agreed by the parties.

McFall has agreed to use its best efforts to deploy and utilize the Sionix MWTS for a minimum of 200 and up to 275 days per year, subject to performance and weather conditions, and for the treatment of between 200,000 and 400,000 gallons (4,762 and 9,524 barrels) per operating day of contaminated water (or “influent”).  Should the influent from the drilling operations exceed 400,000 gallons per day, the excess will be stored in-ground temporarily in accordance with local regulations, or Sionix may deploy an additional MWTS.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Name

10.1	Water Treatment Agreement dated September 21, 2012

99.1	Press Release dated March 5, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2012

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer

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